EXHIBIT 10.2

June __, 2015

[Employee Name]
[Employee Address]

Re:           Retention Bonus Agreement

Dear [Employee Name],

As you know, Pozen, Inc. (the “Company”) is in the process of acquiring all of the outstanding equity of Tribute Pharmaceuticals Canada Inc. (the “Transaction”).  Due to your efforts to date and the important job duties you will have following the closing of the Transaction, the Company has identified you as eligible for certain bonus payments and other benefits on the terms and conditions set forth in this Bonus Agreement (the “Agreement”).  We want to make sure you are aware that the Company values the skills and experience you bring to the team, and that your continued efforts in support of our goals is imperative to our success.

1.
Upfront Retention Bonus.  The Company shall pay you a retention bonus in the amount of [$_____].  This bonus shall be payable to you in the first administratively feasible regularly scheduled payroll following the Company’s receipt of this Agreement signed by you.

2.
Performance-based Retention Bonus.  You will be eligible to receive a Performance-based Retention Bonus in the amount of $[______] on the first payroll after the completion of the merger transaction with Tribute (“Payout Date”), subject to meeting the performance conditions described in Appendix A by the Payout Date.  The determination of whether you have met your performance conditions shall be made in the sole discretion of the Company.  To receive this Performance-based Retention Bonus, you must be employed by the Company, and not have provided notice of resignation, on the Payout Date.

3.
Accelerated Vesting.  Immediately prior and subject to the closing of the Transaction, you shall become fully vested in all outstanding equity of the Company; provided that you are employed by the Company, and have not provided notice of resignation, on such date.

4.
Confidentiality.  You agree to maintain the terms of this Agreement strictly confidential and you shall not use or disclose this Agreement to any person without the express written consent of the Company; provided, however, that you may disclose this Agreement to your immediate family, tax advisors and attorneys so long as they agree to maintain the confidentiality of this Agreement.

5.
At-Will Employment.  Nothing in this Agreement changes the at-will nature of your employment with the Company or otherwise creates or constitutes an obligation by either yourself or the Company to maintain your employment with the Company.

6.
Tax Treatment.  All payments under this Agreement shall be made subject to applicable withholdings and deductions.   This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and Treasury guidance promulgated thereunder, and remains subject thereto.  This Agreement shall be interpreted to be in compliance therewith.

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7.
Modification; Waiver; Severability.  This Agreement may not be amended or modified except in a writing signed by both parties and no provision of this Agreement may be waived except in a writing signed by the party providing such waiver.   In the event that any provision of this Agreement is found to be unlawful or unenforceable, such provision will be severed from the Agreement and the remaining provisions will remain fully valid and enforceable.

8.
Assignment.  The rights and obligations of the Company under this letter will inure to the benefit of and will be binding upon the successors and assigns of Company.  You will not be entitled to assign any of your rights or obligations under this Agreement.

9.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of North Carolina.

10.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or simultaneous representations, discussions, understanding, negotiations, and agreements (whether written or oral) relating to the subject matter of this Agreement; provided, however, that this Agreement shall not supersede any other agreements between the Company and you, if any, on other subject matters.

We could not be successful without you on our team and are looking forward to your continued commitment.

Sincerely,

William L. Hodges
Chief Financial Officer, POZEN Inc.

I agree to the terms and conditions of this Agreement:

_____________________                                                      ________________
Employee Name                                                                                     Date

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APPENDIX A

 Retention Bonus Criteria

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